RUUD OPTION SHARES

                                IRREVOCABLE PROXY

The undersigned hereby appoints GENERAL ELECTRIC COMPANY, a New York corporation ("GE"), attorney and proxy of the undersigned, with full power of substitution, with respect to the Ruud Option Shares (as defined in the Contingent Warrant Agreement of even date herewith between Advanced Lighting Technologies, Inc., an Ohio corporation (the "Company"), and GE (the "Contingent Warrant Agreement")), to exercise and enjoy the right to vote the Ruud Option Shares and to participate in and consent or refuse to consent to any and all corporate or shareholders' actions of any character, all in its sole and absolute discretion. The undersigned shall retain the exclusive right to receive and retain any distributions of property (except common or preferred shares of the Company) made by the Company in the form of dividends with respect to the Ruud Option Shares or upon the liquidation, dissolution or winding up of the Company. The matters regarding which GE shall be entitled to vote in its sole and absolute discretion shall include, by way of example but not limitation, any sale of substantially all of the assets of, or any liquidation of, the Company; any increase or decrease in the authorized or outstanding number of shares of any class of shares of the Company; any merger or consolidation involving the Company; any acquisition by the Company of any other business or of substantially all of the assets thereof; any election of directors of the Company; any amendment to the articles of incorporation or code of regulations of the Company; or any recapitalization or reorganization of the Company. The proxy granted hereunder shall be effective upon expiration of the Option Waiting Period (as defined in Section 2.2(c)(i) of the Contingent Warrant Agreement) and shall end on the earlier of: (i) the Redemption Date (as defined in Second Amended and Restated Articles of Incorporation of the Company, as amended), if during the three (3) year period immediately preceding the Redemption Date GE shall not have received an Accountant's Certificate (as defined in the Contingent Warrant Agreement) indicating an occurrence of the EBITDA Ratio (as defined in the Contingent Warrant Agreement) being less than the Required Ratio (as defined in the Contingent Warrant Agreement) for any Determination Period
(as defined in the Contingent Warrant Agreement), or (ii) eleven (11) years after the date GE has received the Accountant's Certificate indicating a Second Occurrence Failure (as defined in the Contingent Warrant Agreement). The proxy granted hereunder shall be irrevocable and shall be coupled with an interest and shall be binding and enforceable on and against the heirs, personal representatives, successors, and assigns of the undersigned, and the proxy shall not be revoked or terminated by the death, disability, bankruptcy, or incompetency of the undersigned, or his respective successors and assigns. In the event of any conflict between the provisions of this document and the provisions of the Contingent Warrant Agreement, the provisions of this document shall govern. This document shall be governed by the laws of the State of Ohio.

The undersigned hereby executes and grants this proxy as of the _______ day of __________, 1999.


                              /s/  Alan  J.  Ruud
                              -------------------
                              Alan  J.  Ruud

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


                                   RUUD SHARES

                                IRREVOCABLE PROXY

The undersigned each hereby appoint GENERAL ELECTRIC COMPANY, a New York corporation ("GE"), attorney and proxy of each of the undersigned, with full power of substitution, with respect to the Net Ruud Shares (as defined in the Contingent Warrant Agreement of even date herewith between Advanced Lighting Technologies, Inc., an Ohio corporation (the "Company"), and GE (the "Contingent Warrant Agreement")), to exercise and enjoy the right to vote the Net Ruud Shares and to participate in and consent or refuse to consent to any and all corporate or shareholders' actions of any character, all in its sole and absolute discretion. The undersigned shall retain the exclusive right to receive and retain any distributions of property (except common or preferred shares of the Company) made by the Company in the form of dividends with respect to the Net Ruud Shares or upon the liquidation, dissolution or winding up of the Company. The matters regarding which GE shall be entitled to vote in its sole and absolute discretion shall include, by way of example but not limitation, any sale of substantially all of the assets of, or any liquidation of, the Company; any increase or decrease in the authorized or outstanding number of shares of any class of shares of the Company; any merger or consolidation involving the Company; any acquisition by the Company of any other business or of substantially all of the assets thereof; any election of directors of the Company; any amendment to the articles of incorporation or code of regulations of the Company; or any recapitalization or reorganization of the Company. The proxy granted hereunder shall be effective from and after the later of (i) the date of expiration of the Option Waiting Period (as defined in Section 2.2(c)(i) of the Contingent Warrant Agreement), or (ii) the date of receipt by GE of the Accountant's Certificate (as defined in the Contingent Warrant Agreement) indicating a Third Occurrence Failure (as defined in the Contingent Warrant Agreement), and shall terminate on the date of termination of the Hellman Shares Proxy (as defined in the Contingent Warrant Agreement). The proxy granted hereunder shall be irrevocable and shall be coupled with an interest and shall be binding and enforceable on and against the respective heirs, personal representatives, successors, and assigns of each of the undersigned, and the proxy shall not be revoked or terminated by the death, disability, bankruptcy, incompetency, dissolution or termination of any of the undersigned, or their respective successors and assigns. In the event of any conflict between the provisions of this document and the provisions of the Contingent Warrant Agreement, the provisions of this document shall govern. This document shall be governed by the laws of the State of Ohio.

The undersigned hereby execute and grant this proxy as of the _______ day of __________, 1999.




                              /s/  Alan  J.  Ruud
                              -------------------
                              Alan  J.  Ruud




                              /s/  Alan  J.  Ruud
                              -------------------
                              Alan J. Ruud, as voting trustee under the Voting Trust Agreement dated January 2, 1998, as amended


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